UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2013

Lattice Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10690	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 N. Park Drive Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 11, 2013, we entered confidential letter of intent (“LOI”) with Innovisit LLC (“Innovisit”), an Alamaba limited liability company, which contemplated our acquisition of certain of its assets and awarded contracts, customer lists, and its intellectual property rights to the Video Visitation software (“the Assets”). We recently completed this transaction, when the parties entered an Asset Purchase Agreement (“Purchase Agreement”), and certain other agreements, each dated as of November 1, 2013. Under these agreements, the workforce and operating infrastructure supporting Innovisit’s business operations are being transferred to Lattice, including but not limited to certain employees, and leases.   Material final agreements were completed and delivered by November 14, 2013.

As part of the consideration, we delivered a $590,000 secured promissory note, payable in several installments between November 30, 2013 and January 31, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.38	Asset Purchase Agreement by and among the Company and Innovisit LLC, dated as of November 1, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LATTICE INCORPORATED

Date: November 18, 2013	By:	/s/ Joe Noto
Joe Noto
Chief Financial Officer

3